AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 1999
                                             REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                             KEY TRONIC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               WASHINGTON                                91-0849125
    (STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

                            NORTH 4424 SULLIVAN ROAD
                           SPOKANE, WASHINGTON  99216
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
                          1995 KEY TRONIC CORPORATION
                          EXECUTIVE STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                              RONALD F. KLAWITTER
      EXECUTIVE VICE PRESIDENT OF ADMINISTRATION, TREASURER AND SECRETARY
                             KEY TRONIC CORPORATION
                            NORTH 4424 SULLIVAN ROAD
                           SPOKANE, WASHINGTON  99216
                                 (509) 928-8000

     (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                                    SERVICE)

                             ______________________
                                    COPY TO:
                            LINDA A. SCHOEMAKER, ESQ.
                                  PERKINS COIE
                          1201 THIRD AVENUE, 48TH FLOOR
                         SEATTLE, WASHINGTON  98101-3099
                             ______________________

                        CALCULATION OF REGISTRATION FEE



    TITLE OF      NUMBER TO BE  PROPOSED MAXIMUM     PROPOSED MAXIMUM    AMOUNT OF
   SECURITIES     REGISTERED    OFFERING PRICE PER   AGGREGATE OFFERING REGISTRATION
TO BE REGISTERED       (2)           SHARE(1)            PRICE(1)           FEE

Common Stock,
no par value per   1,500,000          $4.532            $6,798,000      $2005.41
share


(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $4.532, based on the average of the high ($4.688) and low ($4.375) sale prices for the Registrant's Common Stock in the over-the-counter market on January 13, 1999, as reported on the Nasdaq National Market.
(2) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the 1995 Key Tronic Corporation Executive Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents are hereby incorporated by reference into this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended June 27, 1998, filed with the Securities and Exchange Commission (the "Commission") on September 22, 1998, which contains audited financial statements for the most recent year for which such statements have been filed;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the fiscal year covered by the Form 10-K referred to in (a) above; and
          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement No. 011559 on Form 8-A filed with the Commission on April 3, 1984 under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
The opinion of counsel as to the legality of the securities that may be issued under the Registrant's 1995 Key Tronic Corporation Executive Stock Option Plan is given by Kathleen Nemeth, General Counsel for the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
Sections 23B.08.510 through 23B.08.600 of the Washington Business Corporation Act (the "Washington Act") authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for arising under the Securities Act of 1933, as amended (the "Securities Act").
Section VI of the Registrant's Restated Bylaws provides for indemnification of the Registrant's directors and officers to the maximum extent permitted by Washington law, which includes a right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was serving as a director or an officer of the Registrant, with certain statutory exceptions. The Restated Bylaws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.
Section 23B.08.320 of the Washington Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article VI.7 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on the liability of directors to the Registrant and its shareholders.

The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts or omissions while acting in their official capacities.

ITEM 8.  EXHIBITS

  Exhibit
   Number                         Description

    5.1      Opinion of Counsel regarding legality of the Common Stock being registered
   23.1      Consent of Deloitte & Touche LLP (see page II-5)
   22.2      Consent of Counsel (included in opinion filed as Exhibit 5.1)
   24.1      Power of Attorney (see Signature Page)
   99.1*     1995 Key Tronic Corporation Executive Stock Option Plan
   *previously filed.


ITEM 9.  UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on January 21, 1999.


                              KEY TRONIC CORPORATION


                              By /s/ Ronald F. Klawitter
                                     Ronald F. Klawitter

                                     Executive Vice President of Administration,
                                     Treasurer and Secretary



                               POWER OF ATTORNEY

EACH PERSON WHOSE INDIVIDUAL SIGNATURE APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS JACK W. OEHLKE AND RONALD F. KLAWITTER, OR EITHER OF THEM, HIS ATTORNEYS-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE IN THE NAME AND ON BEHALF OF HIM, INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW, AND TO FILE, ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING ANY AND ALL POST-EFFECTIVE AMENDMENTS.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on January 21, 1999.

              SIGNATURE                               TITLE

         /s/ Jack W. Oehlke                 Chief Executive Officer, President
             Jack W. Oehlke                 and Director

         /s/ Stanley Hiller, Jr.            (Principal Executive Officer)
             Stanley Hiller, Jr.            Chairman of the Board of Directors

         /s/ Ronald F. Klawitter            Executive Vice President of
             Ronald F. Klawitter            Administration, Treasurer and
                                            Secretary

                                            (Principal Financial Officer)
         /s/ Keith D. Cripe                 Controller (Principal Accounting
             Keith D. Cripe                 Officer)


         /s/ Michael R. Hallman
             Michael R. Hallman             Director


         /s/ Kenneth F. Holtby
             Kenneth F. Holtby              Director


         /s/ Dale F. Pilz
             Dale F. Pilz                   Director


         /s/ Wendell J. Satre
             Wendell J. Satre               Director


         /s/ Yacov A. Shamash
             Yacov A. Shamash               Director


         /s/ Clarence W. Spangle
             Clarence W. Spangle            Director


         /s/ William E. Terry
             William E. Terry               Director



                               INDEX TO EXHIBITS

  Exhibit
   Number                         Description

    5.1      Opinion of Counsel regarding legality of the Common Stock being registered
   23.1      Consent of Deloitte & Touche LLP (see page II-5)
   23.2      Consent of Counsel (included in opinion filed as Exhibit 5.1)
   24.1      Power of Attorney (see Signature Page)
   99.1*     1995 Key Tronic Corporation Executive Stock Option Plan

   *previously filed.